EXHIBIT 99.2

TEKOIL FILES REGISTRATION STATEMENT ON BEHALF OF SELLING SHAREHOLDERS.

WEDNESDAY, April 18, 2007 8:30 AM
- Prime Zone

The Woodlands, Texas, April 18, 2007 (PRIMEZONE via COMTEX) - Tekoil & Gas Corporation (the “Company” - Pink Sheets: TKGN) announced today that it has filed a registration statement with the U.S. Securities and Exchange Commission in order to allow the resale of up to ______ shares of its common stock outstanding or underlying Series A preferred stock, an agreed convertible note and an agreed warrant.

This communication does not constitute an offer of any securities for sale.

SOURCE: Tekoil & Gas Corporation.
Mr. Eric Ottens, Executive VP, Tekoil & Gas Corporation: eottens@tekoil.com.